CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Reg. Nos. 333-17715, 333-18695, 333-49505, and
333-67271) and on Form S-8 (Reg. Nos. 333-99262, 333-06899,333-15701, 333-16043,
333-30445,  333-41305,  333-49495,  333-49493,  333-58261, 333-69915, 333-79001,
333-88329, and 333-64252) of MPS Group, Inc. (formerly, Modis Professional Services, Inc.) and its subsidiaries of our report dated March 26, 2003 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Jacksonville, Florida
March 26, 2003